UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2012

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. William D. Harvey has been elected to the Boards of Directors (“Boards”) of CMS Energy Corporation ("CMS Energy") and its principal subsidiary, Consumers Energy Company (“Consumers Energy"), effective August 1, 2012. Prior to Mr. Harvey’s appointment, and pursuant to CMS Energy’s and Consumers Energy’s Bylaws, the Boards increased their authorized membership from ten members to eleven members. Mr. Harvey was elected to fill the vacancy on CMS Energy’s and Consumers Energy’s Boards resulting from this increase in the size of the Boards as part of ongoing succession planning by the Boards.

Mr. Harvey served for six years as the chairman and chief executive officer of Alliant Energy Corporation (“Alliant Energy”) and its two utility subsidiaries, Interstate Power & Light Company and Wisconsin Power & Light. He retired in March 2012 after 25 years of service with the company.

Alliant Energy, headquartered in Madison, Wisconsin, is an energy services provider with subsidiaries serving approximately one million electric customers and more than 410,000 natural gas customers.

Mr. Harvey also serves as a director of Sentry Insurance Company. He holds a bachelor’s degree in economics and a law degree, both from the University of Wisconsin.

Mr. Harvey has no prior relationship with CMS Energy or Consumers Energy and there are no arrangements or understandings between Mr. Harvey and CMS Energy or Consumers Energy pursuant to which Mr. Harvey was elected as a director. He has been appointed to serve on the Compensation and Human Resources and the Governance and Public Responsibility Committees of the Boards.

Mr. Harvey entered into Director Indemnification Agreements with CMS Energy and Consumers Energy, effective August 1, 2012. In connection with his election to the CMS Energy Board, Mr. Harvey will receive a restricted stock grant, in a pro-rata amount of the annual restricted stock grant provided to non-employee directors, effective on August 1, 2012, and such restricted shares will vest 100% three years from the original grant date. Going forward, Mr. Harvey will receive director compensation as described in the proxy statement for CMS Energy's Annual Meeting of Shareholders held on May 18, 2012, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	CMS Energy Corporation News Release dated August 1, 2012

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K and Consumers Energy Company’s (“Consumers Energy”) Form 10-K each for the Year Ended December 31, 2011 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2012 and June 30, 2012. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: August 1, 2012	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: August 1, 2012	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	CMS Energy Corporation News Release dated August 1, 2012